UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 19, 2004

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

0-024594	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 5, 2004, our board of directors declared a $.25 per share dividend on our shares of outstanding common stock. The dividend was payable to stockholders of record on October 29, 2004. We delivered the dividend checks to our stockholders along with a letter dated November 17, 2004, which we deposited into the mail on November 19, 2004.

The letter describes the results of our annual meeting of stockholders, which we had previously disclosed in a Current Report on Form 8-K dated October 29, 2004 and filed with the SEC on November 1, 2004. The letter to stockholders also highlights our significant third quarter activities, including the following previously unannounced developments:

      Garden Grove Festival Shopping Center

We have begun construction of the Garden Grove Festival shopping center, located in the predominately Korean section of Garden Grove, California, and we expect to complete construction of the shell of the building in October 2005. We have been informed orally, and we expect, that our construction lender for the construction of Garden Grove Festival will be Hanmi Bank, the largest Korean bank in the U.S. If we obtain the loan as we expect, the total loan will be $6,500,000, of which $1,500,000 is currently outstanding and is secured by our Banco Popular property adjacent to the Garden Grove Festival. We expect the $6,500,000 loan to be secured by the land and improvements on both properties and to have a 12-month term, during which we will pay interest only at Hanmi Bank’s prime rate plus 1%.

      Contract to Sell Riverside, CA Property

We have also entered into a contract to sell our Riverside property, a 25,000 square foot theater building, for $2,300,000. We will use the proceeds to pay off the approximate $1,060,000 loan on the property. The contract provides that the sale will close on December 15, 2004, but closing may be extended to February 15, 2005.

This report contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about Meredith Enterprises and its business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties – many of which are outside of our control – that may cause actual results to differ materially from those expressed or implied by forward-looking statements. These risks and uncertainties include whether we can obtain the construction loan for the Garden Grove Festival shopping center, complete its construction, and close the sale of our Riverside property as we expect. For a description of other risks that may affect our performance, please see the section in our most recent Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors that May Affect Future Results.”

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Date: November 19, 2004	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

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